Confidential Treatment Requested by Aratana Therapeutics, Inc.

EXHIBIT 10.4

CO-PROMOTION AGREEMENT

This Co-Promotion Agreement (this “Agreement”), effective as of April 22, 2016 (the “Effective Date”), is entered into by and between Aratana Therapeutics, Inc., a Delaware corporation and having its office at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS  66211 (“Aratana”) and Eli Lilly and Company, an Indiana corporation, operating on behalf of its Elanco Animal Health division and having its office at 2500 Innovation Way, Greenfield, Indiana 46140 and its Affiliates (“Elanco”).

WITNESSETH THAT:

WHEREAS, the Parties entered into the Collaboration, License, Development and Commercialization Agreement effective as of the Effective Date (the “License Agreement”);

WHEREAS, pursuant to the License Agreement, Aratana granted to Elanco a license under certain rights with respect to the Product; and

WHEREAS, the Parties have agreed to co-promote the Product in the United States in accordance with the terms and conditions contained in the License Agreement and this Agreement.

NOW, THEREFORE,  in consideration of the foregoing preliminary statements and the mutual agreements and covenants set forth herein, the Parties (as defined below) hereby agree as follows:

1.DEFINITIONS

As used in this Agreement, capitalized terms shall have the meanings set forth in the License Agreement,  and when not found in the License Agreement, shall have the meanings set forth below.

1.1“Aratana Report” means Aratana’s written report setting forth the following information:  (i) the total number of [***] that [***] in the Co-Promotion Territory in a given time period; and (ii) the [***] to [***] or [***], by Aratana in the Co-Promotion Territory in such time period.

1.2“Brand Plan” means the branding strategy [***] for the Co-Promotion Territory within [***] days after the Effective Date.  The Brand Plan shall be consistent with this Agreement and contain details surrounding the [***] and [***] and other matters related to the sale and distribution of the Product in the Co-Promotion Territory.

1.3“Commercialization Expense(s)” means all expenses incurred by Elanco in the Co-Promotion Territory in relation to the Product [***] in connection with (i) marketing, advertising, and promoting Product (including [***] and [***], but excluding direct [***]), (ii) Promotional Materials used for training of sales representatives, including distributor sales representatives, and communication with veterinarians and corporate accounts, and (iii) [***] which relate to the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

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Product. Commercialization Expenses shall not include Selling Expenses of each Party as described in Section 9.3.

1.4“Date of Launch” means the First Commercial Sale of the Product in the Co-Promotion Territory.

1.5“Detail(s) or Detailing” means a person-to-person meeting between a veterinarian or corporate account representative and a professional representative of Aratana or Elanco during which a Presentation of Product is made to such veterinarian or corporate account as the first or second product mentioned.

1.6“Presentation” shall mean that the Elanco or Aratana representative discusses with such veterinarian or corporate account representative the uses and benefits of Product.

1.7“Promotional Materials” has the meaning set forth in Section 7.1.

1.8“Elanco Sales Activity Report” means Elanco’s written report setting forth the following information:  (i) sales of the Product in the Co-Promotion Territory [***]; (ii) [***] that promoted Product in the Co-Promotion Territory in such time period; and (iii) [***] to [***] or [***], by Elanco in the Co-Promotion Territory in such time period.

1.9“Gross Margin” means [***] of [***].

1.10“Policies and Procedures” means a program of sales and promotion policies and procedures developed by Aratana that are substantially in line with Elanco’s policies and procedures, including without limitation, those related to off label promotion, ethical interactions with customers and privacy.

1.11“Progress Report” shall mean the report prepared by Elanco and submitted to the Commercial Coordination Subcommittee for review and comment [***] with respect to Products in the Territory.  The Progress Report shall provide a high level overview of activities conducted [***], and [***] for the [***], including: (i) the [***] supporting the Product, (ii) the [***] for [***], (iii) [***] planned for the Product, (iv) [***] to be made with respect to the Products, (v) the [***] with respect to the Product, and (vi) such other matters as agreed upon by the CCC.

1.12“Region” means the Elanco reporting regions of [***].

1.13Sample(s) or Sampling” means quantities of Product given to veterinarians, corporate accounts or other customers for no or minimal consideration in compliance with Applicable Laws, as part of the marketing, advertising and promotion of the Product.

1.14“Selling Expenses” has the meaning set forth in Section 9.3.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

2.CO-PROMOTION RIGHTS

The general licenses granted and the Parties’ related rights and obligations thereto in the Co-Promotion Territory are as set forth in the License Agreement in addition to the following:

(i)Aratana shall be the initial NADA holder for the Product, subject to the provisions, including without limitation Elanco’s eventual assumption of Registrations, pursuant to Section 10.1 of the License Agreement;

(ii)Elanco shall make and record all sales of Product;

(iii)Aratana shall supply all Product to Elanco pursuant to the Supply Agreement, subject to Elanco’s right to assume manufacturing as set forth in Article 8 of the License Agreement;

(iv)Elanco shall be responsible for distribution of all Product (other than Samples that Aratana is permitted to distribute pursuant to the Brand Plan); and

(v)In accordance with this Agreement, including without limitation Section 6.1(b), and the Brand Plan, Aratana and Elanco (or Elanco's Affiliates and/or Sublicensees) shall promote and market the Product.

3.COMMITTEES AND BRAND PLAN

3.1Commercial Coordination Subcommittee.    The Commercial Coordination Subcommittee, as referenced in Article 2 of the License Agreement, will coordinate the implementation of the Brand Plan.

3.2Final Decision Making Authority.  In the event of a disagreement between the members of the Commercial Coordination Subcommittee on matters within its jurisdiction and [***] to the [***] and the [***], the ESC member appointed by [***] will take the final decision, as set forth under Article 2 of the License Agreement; provided that in no event may [***] exercise its final decision right to require that [***] that would (i) [***], (ii) [***] or [***], or (iii) [***] of [***].

3.3Brand Plan.  The initial Brand Plan shall be [***] to the Commercial Coordination Subcommittee within [***] days of the Effective Date of this Agreement.  The Brand Plan may be [***] from time to time, consistent with the terms and conditions of this Agreement and the License Agreement.  The Commercial Coordination Subcommittee shall have the right to review and provide comments with respect to the Brand Plan, including any amendments thereto, but [***] shall make all final decisions with respect to the content of the Brand Plan, provided that in

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

no event may [***] exercise its final decision right to require that [***] that would (i) require [***], (ii) [***] or [***], or (iii) [***] of [***] or [***].  The Brand Plan will reflect each Party’s then-existing [***], on a [***].  In no event shall the Brand Plan require [***] to acquire [***] in geographic areas in which [***] does not then have them or require [***] to reallocate its [***] to geographic areas in which [***] does not then have them or limit [***]'s ability to contact any particular customers and accounts with respect to any product other than the Product.

3.4Compliance with Policies and Procedures.  The Commercial Coordination Subcommittee shall approve the Policies and Procedures.  All Policies and Procedures shall be consistent with all Applicable Law, and the terms and conditions of this Agreement.  Each Party agrees to comply with their respective policies and procedures and ensure that their personnel are trained on and held accountable for compliance with their respective policies and procedures.

3.5Diligence.  Both Parties shall use Commercially Reasonable Efforts to introduce Product into the commercial market in the Co-Promotion Territory,  consistent with the Brand Plan and prudent business judgment and all Applicable Laws.

3.6Communications.  To facilitate efficient communication and data sharing between Elanco and Aratana personnel, Elanco will establish and maintain a secure method of sharing information between the Parties to the extent required for the execution of the Parties’ obligations under this Agreement and in compliance with all Applicable Laws.  The Parties also agree to work together to identify and support hardware, software and services appropriate for the sharing of such information. Any reasonable costs associated with such communication and data sharing shall be borne by [***].

4.OWNERSHIP AND LICENSES OF INVENTIONS AND KNOW-HOW

Ownership of Patents, Inventions, Improvements and Trademarks, to the extent not set forth herein, shall be governed by the License Agreement.

5.SUPPLY OF PRODUCT

Supply of Product in connection with this Agreement and the Parties’ obligations and responsibilities relating thereto shall be governed by the License Agreement and the Supply Agreement.

6.MARKETING AND PROMOTION

6.1Detailing and Promotional Efforts.

(a)Objectives.  Pursuant to the terms of this Agreement, one of the principal objectives of the Parties hereunder is to maximize the value and Net Sales of the Product in the Co-Promotion

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Territory. The Commercial Coordination Subcommittee will coordinate the implementation of the strategies for [***] the Product in the Co-Promotion Territory, including appropriate related expenses.

(b)Diligence and Resource Allocation.  Each Party shall use Commercially Reasonable Efforts to [***] Product in the Co-Promotion Territory, and otherwise fulfill all responsibilities assigned to it by the Commercial Coordination Subcommittee.  Each Party shall conduct such activities in compliance with the Brand Plan, such Party’s respective policies and procedures and all Applicable Laws.

(c)Aratana Marketing Plans and Creative Materials.  Within [***] business days of the Effective Date, Aratana will provide to Elanco copies of existing marketing plans, art files and other materials created by Aratana and its agencies in preparation for commercial launch of the Product.

6.2Sales Activity and Progress Reports.  For each [***] during the period commencing with the Effective Date and expiring on [***], or such longer period as the Parties may agree to pursuant to Section 9.1(d) below, (a) Elanco shall deliver an Elanco Sales Activity Report to Aratana, (b) Elanco shall deliver a Progress Report to the CCC, and (c) Aratana shall deliver an Aratana Report to Elanco,  no later than [***] weeks after the end of the applicable [***],  unless otherwise agreed to by the Commercial Coordination Subcommittee.  After [***], or such longer period as the Parties may agree to pursuant to Section 9.1(d), such reports shall be provided [***] within [***] days of the end of the [***].  The [***] will be due [***] weeks after [***] or such longer period as the Parties may agree to pursuant to Section 9.1(d), and the [***] will be due within [***] days after [***], or the first anniversary of the date on which any such longer period expires.

6.3Trademarks and Logos.  The Parties shall market the Products under the Galliprant® Trademark, subject to Sections 7.4 and 7.5 of the License Agreement, and in accordance with the Product Registration in the Co-Promotion Territory.

7.PROMOTIONAL MATERIALS AND SAMPLES

7.1Promotional Materials.

(a)Creation and Development.  During the Term, Elanco shall create and develop promotional materials for the Product (“Promotional Materials”) for use by Third Parties and for each Party’s respective sales forces. The costs and expenses incurred for creating, developing and producing such Promotional Materials are considered a Commercialization Expense.

(b)Ownership of Programs and Promotional Materials.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

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(i)Created Prior to the Effective Date.  Subject to the assignment of Trademarks from Aratana to Elanco under Section 7.4 of the License Agreement, Elanco and Aratana shall retain all rights, including, without limitation, copyrights and Trademarks, relating to all of their respective existing training program materials (including Promotional Materials and sales training materials) made prior to the Effective Date, in all formats (whether in print, video, audio, digital, computer or other form) for use in sales training (“Existing Works”) as well as any modifications of such Existing Works each may develop in the future which are not specific to the Product. For copyrights for Existing Works that are specific to the Product, Aratana hereby grants to Elanco a nonexclusive license in the Territory under such copyrights to copy, modify and use such Existing Works for the purposes of this Agreement.

(ii)Created On or After the Effective Date.  Ownership of copyrights for training program materials (including Promotional Materials and sales training materials) made on or after the Effective Date for the commercialization of the Product shall be owned by the Party who made the program materials and if jointly made, then jointly by Elanco and Aratana.  Aratana hereby grants to Elanco [***] license in the Territory under copyrights owned solely or jointly by Aratana to copy, modify and use such program materials.  Ownership of all other intellectual property rights arising in the course of activities conducted pursuant to this Agreement shall be determined under the provisions of Article 4.

(iii)On the effective date of termination of this Agreement or expiry of its term (the “Termination Date”), if and for so long as Elanco retains the right to commercialize Product in the Territory pursuant to the License Agreement, Aratana will use Commercially Reasonable Efforts to [***] to [***] relating to [***] and the [***], including [***] any [***] to [***] to [***].  In such case, if Applicable Laws prevent or delay the [***] any such [***], [***] will [***], to [***] under [***] and the [***] and [***] to such [***] for the [***] and [***], and will [***] to [***] of such [***] or [***].   However, if after the term of this Agreement, rights to commercialize the Product revert to Aratana under the License Agreement, Elanco will use Commercially Reasonable Efforts to [***] to [***] relating to [***] that are [***], any [***] to [***], and the [***], including [***] any [***] to [***] to [***].  If Applicable Laws prevent or delay the [***] any such [***], [***] will [***], to [***] and [***] under such [***] and the [***] and [***] to such [***] for the [***] and [***], and will [***] to [***] of such [***] or [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

(c)Neither Party shall produce (other than as concepts for consideration by the other Party), distribute or otherwise use any Promotional Materials to promote or Detail Product that have not been approved in writing by Elanco, other than [***] as of the Effective Date that Elanco has approved in writing.

(d)Elanco shall provide Aratana with such quantities of Promotional Materials,  consistent with the applicable Brand Plan and the provisions of this Agreement [***] for use to perform its obligations under this Agreement in accordance with the then current Brand Plan.

7.2Samples.

(a)Diligence.  Unless Elanco exercises its option to assume responsibility for manufacturing pursuant to Article 8 of the License Agreement, Aratana shall supply [***] Samples necessary to [***] for use in accordance with the then current Brand Plan, the Supply Agreement and this Agreement. If Elanco assumes responsibility for manufacturing pursuant to Section 8.2 of the License Agreement, Elanco shall, during each subsequent year, supply [***] of Samples necessary to [***] for use in accordance with the then current Brand Plan and this Agreement.  For each year during the term of this Agreement, Samples shall be allocated [***] between the Parties as set forth in the Brand Plan.  The Parties shall use Samples strictly in accordance with the then current Brand Plan and shall distribute Samples in full compliance with all Applicable Laws. Each Party shall maintain records with regard to Samples that it uses, as required by Applicable Law and shall allow the other Party to inspect such records on request, upon reasonable advance written notice.

(b)Cost of Samples.  The cost of Samples distributed in the Co-Promotion Territory shall be borne by [***] and included in [***].

(c)Destruction of Samples.  [***] shall be responsible for the destruction of any unused, expired Samples.  [***] shall ship such unused, expired Samples to [***], for destruction.

8.ORDERS AND DELIVERY OF PRODUCT

The following provisions under this Article 8 govern the order and delivery of Samples to be utilized in promoting the Product in the Co-Promotion Territory by the Parties:

8.1Orders and Terms of Sale.  Elanco shall have the sole right to (i) fill orders for Product, (ii) control invoicing, order processing and collection of accounts receivable for Product sales, and (iii) record Product sales in its books of account.  The Brand Plan shall include commercial terms and conditions with respect to the sale and distribution of Product, including matters such as the suggested retail price for the Products.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

8.2Delivery.  Elanco shall arrange and be solely responsible for shipment, distribution and delivery of the Product (excluding any Samples Aratana will distribute pursuant to the Brand Plan).

8.3Orders Received by Aratana.  Aratana shall [***] and [***] for Product, and shall [***] to [***] as soon as practicable, in accordance with the procedures set forth in the Brand Plan.

8.4Product Returns.  In general the Parties intend that any Product returned by a veterinarian or corporate account or other customer should be returned to Elanco, or its distributor representative, for handling.  If, however, any Product is returned to Aratana, then Aratana shall immediately notify Elanco and ship such Product to the facility designated by Elanco. Elanco shall [***] by [***] Product. Any report of an Adverse Event in connection with such returned Product shall be handled in accordance with the Pharmacovigilance Agreement.

9.REVENUE AND COST OF PRODUCT

9.1Reporting and Calculation of Co-Promotion Payment.

(a)Provided Aratana meets its co-promotion obligations under Section 6.1, Elanco shall deliver to Aratana, for each Calendar Quarter, a payment report computing the amount due to Aratana under Sections 9.1(b) and 9.1(c), respectively (the “Co-Promotion Payment”), as follows:  Elanco shall deliver to Aratana within [***] days of the end of each calendar month a payment report computing the amount due to Aratana under Section 9.1 for such calendar month, and for the calendar month of December of each Calendar Year during the term of this Agreement, such report shall include a statement of the [***] of the Co-Promotion Payments due with respect to such [***]. In the event that no Co-Promotion Payments are payable in respect of a given Calendar Quarter, Elanco shall submit a Co-Promotion Payment report so indicating.

(b)For Product sold in the Co-Promotion Territory prior to December 31, 2018, or such later date as the Parties may mutually agree upon as set forth in Section 9.1(d), Elanco shall pay Aratana twenty five percent (25%) of the Gross Margin on such sales as consideration for the services rendered by Aratana under this Agreement.

(c)In anticipation of the Parties expectation that the services provided by Aratana under this Agreement will diminish after December 31, 2018, or such later date as the Parties may mutually agree upon as set forth in Section 9.1(d), Elanco shall pay Aratana [***] of Net Sales for the services rendered after December 31, 2018 or any such later date the Parties have agreed upon.  Notwithstanding the foregoing, the Commercial Coordination Subcommittee shall make all determinations of the Parties’ obligations to provide services under this Agreement and the Brand Plan.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

(d)The Parties shall discuss, from time to time prior to December 31, 2018, whether to extend the time period before which Aratana’s services are expected to diminish to a date later than December 31, 2018.  If the Parties mutually agree to extend such time period, then such later date shall replace references to December 31, 2018 in Sections 9.1(b) and (c).  Notwithstanding the foregoing, either Party may elect to retain the December 31, 2018 date without further obligation to the other Party.

9.2Payment of Commercialization Expenses.  [***] shall pay all Commercialization Expenses. [***] will not be obligated to incur any Commercialization Expenses unless the Parties otherwise agree in writing.

9.3Exclusion of Selling Expenses.  Each Party shall be solely responsible for all costs and expenses (direct and indirect) incurred in connection with its sales forces for Product (including any contract sale representatives), including, without limitation, all compensation and benefits (including incentive pay and bonuses), travel, petty cash, transportation, training, lodging, meals, telecommunications equipment and support, computer equipment and support, office space and supplies, and all other types of equipment, support, administration and overhead necessary or useful for maintenance of a sales representative in the ordinary course of their employment (“Selling Expenses”).

10.PAYMENT TERMS

Co-Promotion Payments shall be made to Aratana in accordance with Section 9.1 within [***] calendar days following the end of each Calendar Quarter.  All other payment terms related to or arising under this Agreement, and the Parties respective rights and obligations with respect thereto, shall be governed by Sections 6.3 through 6.6 of the License Agreement.

11.REGULATORY MATTERS

Regulatory matters shall be handled in accordance with Article 10 of the License Agreement.

12.COVENANT

Each Party agrees that all activities under this Agreement by it or on its behalf, including, but not limited to, training, Detailing, promotional activities, record-keeping, collection of consumer data (if any), and Sampling, will be done in compliance with the appropriate locally-approved package insert and labeling of Product, the applicable Promotional Materials, and all Applicable Laws,  including all privacy and data protection laws and regulations.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

13.INDEMNIFICATION

Indemnifications of the Parties one to the other related to or arising under this Agreement shall be governed by Article 13 of the License Agreement.

14.CONFIDENTIAL INFORMATION AND PUBLIC ANNOUNCEMENTS

The Parties’ obligations relating to confidential information, publications, publicity or other public announcements concerning the Product related to or arising under this Agreement shall be governed by Article 12 of the License Agreement.

15.TERM AND TERMINATION

15.1Term.  The term of this Agreement shall commence on the Effective Date and shall remain in effect until December 31, 2028, unless earlier terminated as provided in Sections 15.2 through 15.5 or extended by mutual written agreement of the Parties.

15.2Termination by Aratana.  Aratana may terminate this Agreement at will upon ninety (90)  days’  prior written notice.

15.3Termination by Elanco.  Elanco may terminate this Agreement with [***] days prior written notice in the event that Elanco substantially stops marketing the Product in the U.S.  For purposes of this section, “substantially stops marketing the Product in the U.S.” means [***] is [***] or otherwise [***]; provided, however, that [***] will [***] if the [***] is that [***] with a [***] for [***].

15.4Automatic Early Termination.  In case of early termination of the License Agreement, this Agreement shall be automatically terminated without requirement for any further act or notice.

15.5Termination for Uncured Material Breach.  In the event that either Party shall breach any material provision set forth in this Agreement, the other Party may, at its option, terminate this Agreement by giving written notice to the defaulting Party specifying said breach and its intention to terminate and,  unless said breach shall be rectified by the defaulting Party within [***] calendar days after said notice is given, this Agreement shall terminate [***] calendar days after said notice is given to the defaulting Party.

15.6Effect of Termination.  Upon expiration or termination of this Agreement, Elanco shall be obligated to pay any accrued and unpaid amounts otherwise payable to Aratana under this Agreement.  If this Agreement is terminated, whether at will, for material breach by a Party or otherwise, such termination shall not have any impact on the License Agreement, which shall continue in full force and effect.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

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15.7Survival of Certain Rights and Obligations.  The following provisions shall survive the expiry of the Term or termination of this Agreement: Articles 4, 10,  13, 14 and 16, and Sections 7.1(b), 7.2(c), 15.6 and 15.7 hereof.

16.MISCELLANEOUS PROVISIONS

16.1Integration.  Sections 17.1 through 17.11, and 17.13 through 17.16, of the License Agreement are integrated into this Agreement as if set forth herein.

16.2Entire Agreement.  This Agreement, together with the License Agreement, the Supply Agreement, the Quality Agreement and the Pharmacovigilance Agreement, and any exhibits hereto and thereto, set forth the entire agreement and understanding between the Parties as to the subject matter hereof and merge all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

ARATANA THERAPEUTICS, INC.

By:/s/ Steven St. Peter

Name:Steven St. Peter, M.D.

Title:President & CEO

ELI LILLY AND COMPANY THROUGH ITS ELANCO ANIMAL HEALTH DIVISION

By:/s/ John C. Lechleiter

Name:John C. Lechleiter, PhD

Title:Chairman, President and CEO

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.